Exhibit 10.1

SUPER MICRO COMPUTER, INC.

AMENDED AND RESTATED 1998 STOCK OPTION PLAN

1. Purposes of the Plan. The purposes of this Stock Option Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentives to Employees, Directors and Consultants of the Company and its Subsidiaries, and to promote the success of the Company’s business. Options granted hereunder may be either Incentive Stock Options or Nonstatutory Stock Options at the discretion of the Committee. This is intended to be a stock option plan for purposes of Section 408 of the California General Corporation Law and is intended to comply with the provisions of Section 25102(o)-of the California Corporate Securities Law of 1968, as amended.

2. Definitions. As used herein, and in any Option granted hereunder, the following definitions shall apply:

(a) “Affiliate” shall mean any corporation or other entity (including, but not limited to, partnerships and joint ventures) controlling, controlled by, or under common control with, the Company.

(b) “Board” shall mean the Board of Directors of the Company.

(c) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(d) “Common Stock” shall mean the Common Stock of the Company.

(e) “Company” shall mean Super Micro Computer, Inc.

(f) “Committee” shall mean the Committee appointed by the Board in accordance with Section 4(a) of the Plan. If the Board does not appoint or ceases to maintain a Committee, the term “Committee” shall refer to the Board.

(g) “Consultant” shall mean any independent contractor retained to perform services for the Company.

(h) “Continuous Employment” shall mean the absence of any interruption or termination of service as an Employee, Director or Consultant by the Company or any Subsidiary. Continuous Employment shall not be considered interrupted during any period of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company and any Parent, Subsidiary or successor of the Company. A leave of absence approved by the Company shall include sick leave, military leave or any other personal leave approved by an authorized representative of the Company. For purposes of Incentive Stock Options, no such leave may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract.

(i) “Covered Employee” shall mean any individual whose compensation is subject to the limitations on tax deductibility provided by Section 162(m) of the Code and any Treasury Regulations promulgated thereunder in effect at the close of the taxable year of the Company in which an Option has been granted to such individual.

(j) “Director” shall mean a director of the Company.

(k) “Effective Date” shall mean the date on which the Plan is initially approved by the shareholders in accordance with Section 21 of the Plan.

(l) “Employee” shall mean any person, including officers (whether or not they are directors), employed by the Company or any Subsidiary.

(m) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(n) “Fair Market Value” means (i) the closing price of a Share on the national securities exchange on which the Shares are traded, or (ii) if the Shares are not traded on a national securities exchange but are quoted on the Nasdaq SmallCap Market or a regional stock exchange or an automated quotation system or over-the-counter market, the closing price on the Nasdaq SmallCap Market or regional stock exchange, automated quotation system or over-the-counter market, or (iii) if the Shares are not traded on a national securities or quoted on the Nasdaq SmallCap Market or regional stock exchange, automated quotation system or over-the-counter market, the fair market value of a Share as determined by the Company’s Board in good faith, based upon such factors as they deem relevant. Notwithstanding the preceding, for federal, state, and local income tax reporting purposes, fair market value shall be determined by the Board in accordance with uniform and nondiscriminatory standards adopted by it from time to time. Such determination shall be conclusive and binding on all persons.

(o) “Grant Date” means, with respect to an Option, the date that the Option is granted by the Committee.

(p) “Incentive Stock Option” shall mean any option granted under this Plan and any other option granted to an Employee in accordance with the provisions of Section 422 of the Code, and the Treasury Regulations promulgated thereunder.

(q) “Non-Employee Director” shall mean a director of the Company who qualifies as a Non-Employee Director as such term is defined in Section 240.1 6b-3(b)(3) of the General Rules and Regulations promulgated under the Exchange Act (the “General Rules and Regulations”).

(r) “Nonstatutory Stock Option” shall mean an Option granted under the Plan that is subject to the provisions of Section 1.83-7 of the Treasury Regulations promulgated under Section 83 of the Code.

(s) “Option” shall mean a stock option granted pursuant to the Plan.

(t) “Option Agreement” shall mean a written agreement between the Company and the Optionee regarding the grant and exercise of Options to purchase Shares and the terms and conditions thereof as determined by the Committee pursuant to the Plan.

(u) “Optioned Shares” shall mean the Common Stock subject to an Option.

(v) “Optionee” shall mean an Employee, Non-Employee Director or Consultant who receives an Option.

(w) “Outside Director” shall mean a director of the Company who qualifies as an Outside Director as such term is used in Section 162(m) of the Code and defined in any applicable Treasury Regulations promulgated thereunder.

(x) “Parent” shall mean a “parent corporation,” whether now or hereafter existing, as defined by Section 424(e) of the Code.

(y) “Plan” shall mean this 1998 Stock Option Plan.

(z) “Reqistration Date” shall mean the effective date of the first registration of any class of the Company’s equity securities pursuant to Section 12 of the Exchange Act.

(aa) “Section 162(m) Effective Date” shall mean the first date as of which the limitations on the tax deductibility of certain compensation provided by Section 162(m) of the Code and any Treasury Regulations promulgated thereunder are applicable to Options granted under the Plan.

(bb) “Securities Act” shall mean the Securities Act of 1933, as amended.

(cc) “Section 16 Person” shall mean a person who, with respect to the Shares, is subject to Section 16 of the Exchange Act.

(dd) “Share” shall mean a share of the Common Stock subject to an Option, as adjusted in accordance with Section 14 of the Plan.

(ee) “Subsidiary” shall mean a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

(ff) “Termination of Service” means (a) in the case of an Employee, a cessation of the employee-employer relationship between an employee and the Company or an Affiliate for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, disability, or the disaffiliation of an affiliate, but excluding any such termination where there is a simultaneous reemployment by the Company or an affiliate; and (b) in the case of a Consultant, a cessation of the service relationship between a Consultant and the Company or an affiliate for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, disability, or the disaffiliation of an affiliate, but excluding any such termination where there is a simultaneous re-engagement of the Consultant by the Company or an affiliate.

3. Shares Subject to the Plan. Subject to the provisions of Section 13 of the Plan, the maximum aggregate number of Shares which may be optioned and sold under the Plan is six million five hundred thousand (6,500,000) Shares. The Shares may be authorized but unissued or reacquired shares of Common Stock. If an Option expires or becomes unexercisable for any reason without having been exercised in full, or is surrendered pursuant to an Option exchange program, or if any unissued Shares are retained by the Company upon exercise of an Option in order to satisfy the exercise price for such Option or any withholding taxes due with respect to such Option, such unissued or retained Shares shall become available for other Option grants under the Plan, unless the Plan shall have been terminated.

Notwithstanding the foregoing, the total number of shares subject to the Plan shall not exceed the applicable percentage of total outstanding shares of capital stock of the Company as calculated in accordance with the conditions and exclusions of Section 260.140.45 of the Rules of the California Corporations Commissioner based on the shares of the Company that are outstanding at the time the calculation is made, unless a higher percentage is approved by at least two-thirds ( 2/3) of the total outstanding shares of capital stock of the Company entitled to vote on the matter. The foregoing limitation shall cease to apply to the Plan at such time as, in the opinion of legal counsel to the Company, such rule is no longer deemed to apply to the offer or sale of Shares subject to the Plan by the Company.

4. Administration of the Plan.

(a) Procedure. The Plan shall be administered by the Board. The Board may appoint a Committee consisting of not less than two (2) members of the Board to administer the Plan, subject to such terms and conditions as the Board may prescribe. Once appointed, the Committee shall continue to serve until otherwise directed by the Board. From time to time, the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies, however caused, and remove all members of the Committee and, thereafter, directly administer the Plan. Members of the Board or Committee who are either eligible for Options or have been granted Options may vote on any matters affecting the administration of the Plan or the grant of Options pursuant to the Plan, except that no such member shall act upon the granting of an Option to himself, but any such member may be counted in determining the existence of a quorum at any meeting of the Board or the Committee during which action is taken with respect to the granting of an Option to him or her.

The Committee shall meet at such times and places and upon such notice as the chairperson determines. A majority of the Committee shall constitute a quorum. Any acts by the Committee may be taken at any meeting at which a quorum is present and shall be by majority vote of those members entitled to vote. Additionally, any acts reduced to writing or approved in writing by all of the members of the Committee shall be valid acts of the Committee.

(b) Procedure After Registration Date. Notwithstanding subsection (a) above, after the Registration Date, the Plan shall be administered either by: (i) the full Board; or (ii) a Committee of two (2) or more directors, each of whom is a Non-Employee Director. After such date, the Board shall take all action necessary to administer the Plan so that all transactions involving Options and Shares issued pursuant to the Plan shall be exempt from Section 16(b) of the Exchange Act in accordance with the then effective provisions of Section 240.16b-3 et. seq. of the General Rules and Regulations; provided that any amendment to the Plan required for compliance with such provisions shall be made consistent with the provisions of Section 17 of the Plan and the General Rules and Regulations.

(c) Procedure After Section 162(m) Effective Date. Notwithstanding subsections (a) and (b) above, after the Section 162(m) Effective Date, the Plan and all Option grants shall be administered and approved by a Committee comprised solely of two or more Outside Directors.

(d) Powers of the Committee. Subject to the provisions of the Plan, and except as otherwise provided by the Board, the Committee shall have the authority: (i) to determine, upon review of relevant information, the Fair Market Value of the Common Stock; (ii) to determine the exercise price of Options to be granted, the Employees, Directors or Consultants to whom and the time or times at which Options shall be granted, and the number of Shares to be represented by each Option; (iii) to interpret the Plan; (iv) to prescribe, amend and rescind rules and regulations relating to the Plan; (v) to determine the terms and provisions of each Option granted under the Plan (which need not be identical) and, with the consent of the holder thereof, to modify or amend any Option; (vi) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Option previously granted by the Committee; (vii) to accelerate or (with the consent of the Optionee) defer an exercise date of any Option, subject to the provisions of Section 9(a) of the Plan; (viii) to determine whether Options granted under the Plan will be Incentive Stock Options or Nonstatutory Stock Options; (ix) to make all other determinations deemed necessary or advisable for the administration of the Plan.

(e) Effect of Committee’s Decision. All decisions, determinations and interpretations of the Committee shall be final and binding on all persons.

5. Eligibility.

(a) Persons Eligible for Options. Nonstatutory Stock Options under the Plan may be granted to Employees, Directors or Consultants whom the Committee, in its sole discretion, may designate from time to time. Incentive Stock Options may be granted only to Employees. An Employee, Director or Consultant who has been granted an Option, if he or she is otherwise eligible, may be granted an additional Option or Options. However, the aggregate Fair Market Value of the Shares subject to one or more Incentive Stock Options that are exercisable for the first time by an Optionee during any calendar year (under all stock option plans of the Company and its Parents and Subsidiaries) shall not exceed $100,000 (determined as of the grant date). As of the Section 162(m) Effective Date, Options under the Plan shall be granted to Covered Employees upon satisfaction of the conditions to such grants provided pursuant to Section 162(m) and any Treasury Regulations promulgated thereunder. In addition after the Section 162(m) Effective Date, the maximum number of Shares with respect to which Options may be granted during any year to any Employee shall not exceed One Hundred Thousand (100,000) Shares.

(b) No Right to Continuing Employment, Consulting or Director Relationship. Neither the establishment nor the operation of the Plan shall confer upon any Optionee or any other person any right with respect to continuation of employment or other service with the Company or any Subsidiary, nor shall the Plan interfere in any way with the right of the Optionee or the right of the Company (or any Parent or Subsidiary) to terminate such employment or service at any time.

6. Term of Plan. The Plan shall become effective upon its adoption by the Board and its approval by vote of the holders of the outstanding shares of the Company entitled to vote on the adoption of the Plan (in accordance with the provisions of Section 21 hereof). It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 16 of the Plan.

7. Term of Option. Unless the Committee determines otherwise, the term of each Option granted under the Plan shall be ten (10) years from the Grant Date. The term of the Option shall be set forth in the Option Agreement. No Option shall be exercisable after the expiration of ten (10) years from the Grant Date, provided that no Incentive Stock Option granted to any Employee who, at the date such Option is granted, owns (within the meaning of Section 424(d) of the Code) more than ten percent (10%) of the total combined voting power of all classes of the stock of the Company or any Parent or Subsidiary shall be exercisable after the expiration of five (5) years from the Grant Date.

8. Option Exercise Price and Consideration.

(a) Option Price. Except as provided in subsections (b) and (c) below, the exercise price for the Shares to be issued pursuant to any Option shall be such price as is determined by the Committee, which shall in no event be less than: (i) in the case of Incentive Stock Options, the Fair Market Value of such Shares on the Grant Date; or (ii) in the case of Nonstatutory Stock Options, 85% of such Fair Market Value.

(b) Ten Percent Shareholders. No Option shall be granted to any Employee who, at the date such Option is granted, owns (within the meaning of Section 424(d) of the Code) more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, unless the exercise price for the Shares to be issued pursuant to such Option is at least equal to 110% of the Fair Market Value of such Shares on the Grant Date.

(c) Section 162(m) Limitations. After the Section 162(m) Effective Date, the exercise price of any Option granted to a Covered Employee shall be at least equal to the Fair Market Value of the Shares on the Grant Date.

(d) Consideration. The consideration to be paid for the Optioned Shares shall be payment in cash or by check, cashier’s check, certified check, or wire transfer, unless payment in some other manner, including by promissory note, other shares of the Company’s Common Stock or such other consideration and method of payment for the issuance of Optioned Shares as may be permitted under Sections 408 and 409 of the California General Corporation Law, is authorized by the Committee at the time of the grant of the Option. Any cash or other property received by the Company from the sale of Shares pursuant to the Plan shall constitute part of the general assets of the Company.

9. Exercise of Option.

(a) Vesting Period. Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Committee and as shall be permissible under the terms of the Plan, which shall be specified in the Option Agreement evidencing the Option. An Option may not be exercised for fractional shares or for less than ten (10) Shares. With the exception of an Option granted to an officer, a Director or a Consultant, no Option shall become exercisable at a rate less than twenty percent (20%) per year over a period of five (5) years from the effective date of grant of such Option, subject to the optionee’s continued employment or provision of services.

(b) Exercise Procedures. An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. After the Registration Date, in lieu of delivery of a cash payment for the purchase price of the Optioned Shares with respect to which the Option is exercised, the Optionee may deliver to the Company a sell order to a broker for the Shares being purchased and an agreement to pay (or have the broker remit payment for) the purchase price for the Shares being purchased on or before the settlement date for the sale of such shares to the broker. As soon as practicable following the exercise of an Option in the manner set forth above, the Company shall issue or cause its transfer agent to issue stock certificates representing the Shares purchased. Until the issuance of such stock certificates (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Shares notwithstanding the exercise of the Option. No adjustment will be made for a dividend or other rights for which the record date is prior to the date of the transfer by the Optionee of the consideration for the purchase of the Shares, except as provided in Section 14 of the Plan.

(c) Exercise of Option With Stock. If an Optionee is permitted to exercise an Option by delivering shares of the Company’s Common Stock, the Option Agreement covering such Option may include provisions authorizing the Optionee to exercise the Option, in whole or in part, by (i) delivering whole shares of the Company’s Common Stock previously owned by such Optionee (whether or not acquired through the prior exercise of a stock option) having a Fair Market Value equal to the Option price; or (ii) directing the Company to withhold from the Shares that would otherwise be issued upon exercise of the Option that number of whole Shares having a Fair Market Value equal to the Option price. Shares of the Company’s Common Stock so delivered or withheld shall be valued at their Fair Market Value at the close of the last business day immediately preceding the date of exercise of the Option, as determined by the Committee. Any balance of the Option price shall be paid in cash. Any Shares delivered or withheld in accordance with this provision shall again become available for purposes of the Plan and for Options subsequently granted thereunder. After the Registration Date, any exercise of an Option under Section 9(c)(i) or 9(c)(ii) above by a Section 16 Person shall comply with the relevant requirements of Section 240.16b-1 et. seq. of the General Rules and Regulations.

(d) Termination of Status as Employee, Director or Consultant. If an Optionee shall cease to be an Employee, Director or Consultant for any reason other than permanent and total disability or death, he or she may, but only within thirty (30) days (or such other period of time as is determined by the Committee) after the date of Termination of Service, exercise his or her Option to the extent that he or she was entitled to exercise it at the date of Termination of Service, subject to the condition that no Option shall be exercised after the expiration of the Option period.

(e) Disability of Optionee. If an Optionee shall cease to be an Employee, Director or Consultant due to permanent and total disability, and such Optionee was in Continuous Employment as an Employee, Director or Consultant from the Grant Date until the date of Termination of Service, the Option may be-exercised at any time within six (6) months following the date of Termination of Service, but only to the extent of the accrued right to exercise at the time of Termination of Service, subject to the condition that no option shall be exercised after the expiration of the Option period.

(f) Death of Optionee. In the event of the death during the Option period of an Optionee who is at the time of his or her death, an Employee, Non-Employee Director or Consultant and who was in Continuous Employment as such from the Grant Date until the date of death, the Option may be exercised at any time within six (6) months following the date of death by the Optionee’s estate or by a person who acquired the right to exercise the Option by bequest, inheritance or otherwise as a result of the Optionee’s death, but only to the extent of the accrued right to exercise at the time of death, subject to the condition that no option shall be exercised after the expiration of the Option period.

(g) Tax Withholding. After the Registration Date, when an Optionee is required to pay to the Company an amount with respect to tax withholding obligations in connection with the exercise of an Option granted under the Plan, the Optionee may elect prior to the date the amount of such withholding tax is determined (the “Tax Date”) to make such payment by: (i) delivering cash; (ii) delivering part or all of the payment in previously owned shares of Common Stock (whether or not acquired through the prior exercise of an Option); and/or (iii) irrevocably directing the Company to withhold from the Shares that would otherwise be issued upon exercise of the Option that number of whole Shares having a fair market value equal to all or part of the amount of tax required to be withheld (a “Withholding Election”), provided that the fair market value of any shares delivered or withheld shall not exceed the amount determined by the applicable minimum statutory withholding rates. If an Optionee’s Tax Date is deferred beyond the date of exercise and the Optionee makes a With holding Election, the Optionee will initially receive the full amount of Optioned Shares otherwise issuable upon exercise of the Option, but will be unconditionally obligated to surrender to the Company on the Tax Date the number of Shares necessary to satisfy his or her minimum withholding requirements with adjustments to be made in cash after the Tax Date.

After the Registration Date, notwithholding anything in the preceding paragraph to the contrary, any withholding of Shares with respect to taxes arising in connection with the exercise of an Option by any Section 16 Person shall satisfy the conditions for exemption therefrom set forth in Section 240.1 6b-1 et. seq. of the General Rules and Regulations.

Any adverse consequences incurred by the Optionee with respect to the use of shares of Common Stock to pay any part of the exercise price or of any tax in connection with the exercise of an Option, including, without limitation, any adverse tax consequences arising as a result of a disqualifying disposition within the meaning of Section 422 of the Code, shall be the sole responsibility of the Optionee.

10. Transfer of Options. The Committee may, in its discretion, either (a) authorize all or a portion of the Options granted to an Optionee to be on terms which permit transfer by such

Optionee, or (b) upon request of an Optionee amend an Option to permit transfer by such Optionee to (i) the spouse, children or grandchildren of the Optionee (“Immediate Family Members”), (ii) a trust or trusts for the exclusive benefit of such Immediate Family Members, (iii) a partnership in which such Immediate Family Members are the only partners, or (iv) any other entity affiliated with the Optionee that may be approved by the Committee, provided that (x) there may be no consideration for any such transfer, (y) the Option Agreement pursuant to which such Options are granted, and any amendment thereto, must be approved by the Committee, and must expressly provide for transferability in a manner consistent with this Section 10, and (z) subsequent transfers of transferred Options shall be prohibited except those in accordance with this Section 10. Following transfer, any such Options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that the term Optionee shall be deemed to refer to the Transferee. The events of termination of service of Section 9 hereof or in the Option Agreement shall continue to be applied with respect to the original Optionee, following which the Options shall be exercisable by the transferee only to the extent, and for the periods specified in the Option Agreement or Section 9, as applicable. Except as specifically provided above, an Option may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.

11. Right of Repurchase.

(a) Repurchase Right. At the Committee’s discretion, Shares issued pursuant to the exercise of an Option may be subject to a right, but not an obligation, of repurchase by the Company (the “Right of Repurchase”), at the price specified in Section 11 (b), upon the Termination of Service of the Optionee at any time after the grant of the Option pursuant to which such Shares were issued. Shares issued by the Company shall only be transferable by the Optionee subject to the Right of Repurchase, and the Company shall legend the Right of Repurchase on the stock certificates evidencing such Shares and shall take such other steps as it deems necessary to ensure compliance with this restriction. The Company’s rights under this Section 11(a) shall be freely assignable, in whole or in part.

(b) Repurchase Price. The price per Share at which the Company may exercise the Right of Repurchase under Section 11(a) (the “Repurchase Price”) shall be the Fair Market Value of each Share on the date of Termination of Service. For purposes of this Section 11, Fair Market Value shall be determined solely by an independent appraisal of the Company’s Shares, taking into account all relevant facts and circumstances.

(c) Repurchase Procedure. The Company may exercise its Right of Repurchase by sending a written notice to the Optionee and to the Escrow Agent, if any, of its taking such action and specifying the number of Shares being repurchased. The Company’s Right of Repurchase shall terminate if not exercised by written notice from the Company to the Optionee within ninety (90) days of the date on which the Company learns of the Termination of Service or the last date any Option granted to such Optionee is exercised, whichever is later. If the Company exercises its Right of Repurchase the Optionee, or if applicable, the Escrow Agent, shall deliver to the Company every stock certificate representing the Shares being repurchased, together with appropriate Assignments Separate from Certificate, and the Company shall then promptly pay the total Repurchase Price in cash to the Optionee, or if applicable, to the Escrow Agent, for delivery to the Optionee.

(d) Election to Defer Purchase of Incentive Stock Option Shares.

(i) Notwithstanding the preceding provisions of this Section 11, an Optionee whose Shares were issued pursuant to an Incentive Stock Option may elect to defer the Company’s repurchase of such Shares pursuant to this Section 11 until the holding period requirements of Section 422(a) of the Code are met. Such election shall be in writing in such form as the Committee may require and shall be delivered to the Company and to the Escrow Agent by certified mail no later than seven (7) days after the date on which the Optionee receives notice that the Company elects to exercise its Right of Repurchase. Such election shall pertain to all such Shares issued to the Optionee and shall be irrevocable.

(ii) With respect to an Optionee who makes the election described in subsection 11 (d)(i), the Company shall repurchase such Shares on or before the date which is ninety (90) days following the earlier of the date on which the Optionee dies or the date on which the holding period requirements of Section 422(a) of the Code are met. The Repurchase Price of each such share determined under Section I 1 (b) shall be calculated by substituting for the date of the Optionee’s Termination of Service the earlier of the date on which the Optionee dies or the date on which such holding period requirements are met.

(e) Escrow. To facilitate the consummation of the Company’s Right of Repurchase under this Section 11, at the request of the Committee, the Optionee and the Company shall execute Joint Escrow Instructions and the Optionee shall deliver and deposit with the Escrow Agent named in the Joint Escrow Instructions two “Assignments Separate from Certificate”, together with all certificates evidencing the Shares of Common Stock that are issued to the Optionee pursuant to the Plan but are not fully vested and paid for by the Optionee, duly endorsed in blank.

(f) Binding Effect. The Company’s Right of Repurchase shall inure to the benefit of its successors and assigns and shall be binding upon any representative, executor, administrator, heir, or legatee of the Optionee.

(g) Payment of Net Amount Owing. Notwithstanding anything to the contrary contained herein, if the Company determines to exercise its rights of repurchase pursuant to this Section 11 before any Shares have been issued as a result of an exercise of an Option, in lieu of issuing any Shares, the Company shall have the right, but not the obligation, to pay to the Optionee the net amount owing to the Optionee.

(h) Termination of Right of Repurchase. Notwithstanding any other provision of this Section 11, in the event that the Common Stock is listed on any United States securities exchange or traded on any formal over-the-counter market in general use in the United States at the time the Optionee would otherwise be required to transfer his or her Shares, the Company shall no longer have the Right of Repurchase, and the Optionee shall have no obligation to comply with this Section 11.

12. Right of First Refusal.

(a) Right of First Refusal. At the Committee’s discretion, Shares issued pursuant to the exercise of an Option may be subject to a requirement that if an Optionee proposes to sell, pledge, or otherwise transfer any Shares acquired pursuant to exercise of an Option, or any interest in such Shares, to any person or entity, the Company shall have a right of first refusal (the “Right of First Refusal”) with respect to such Shares. Any Optionee desiring to transfer Shares subject to the Right of First Refusal shall give a written notice (the “Transfer Notice”) to the Company describing fully the proposed transfer, including the number of Shares proposed to be transferred, the proposed transfer price, and the name and address of the proposed transferee. The Transfer Notice shall be signed both by the Optionee and by the proposed transferee and must constitute a binding commitment of both parties to the transfer of the Shares. The Company shall have the right to purchase the Shares subject to the Transfer Notice on the terms of the proposal referred to in the Transfer Notice, subject to any change in such terms permitted under Section 12(b) hereof, by delivery of a notice of exercise of the Right of First Refusal within thirty (30) days after the date the Transfer Notice is received by the Company. The Company’s rights under this Section 12(a) shall be freely assignable, in whole or in part.

(b) Transfer of Shares. If the Company fails to exercise the Right of First Refusal within thirty (30) days after the date on which it receives the Transfer Notice, the Optionee may, not later than six (6) months following receipt of the Transfer Notice by the Company, consummate a transfer of the Shares subject to the Transfer Notice on the terms and conditions described in the Transfer Notice. Any proposed transfer on terms and conditions different from those described in the Transfer Notice, as well as any subsequent proposed transfer by the Optionee, shall again be subject to the Right of First Refusal and shall again require compliance with the procedure described in Section 12(a). If the Company exercises its Right of First of Refusal, the Optionee shall immediately endorse and deliver to the Company every stock certificate representing the Shares being purchased, and the Company shall then promptly pay the purchase price in accordance with the terms set forth in the Transfer Notice.

(c) Repurchase Payment. The amount payable to an Optionee pursuant to the Company’s exercise of the Right of First Refusal shall be paid to the Optionee in accordance with the terms and conditions of the Transfer Notice or may, at the election of the Company, be paid in full in cash.

(d) Binding Effect. The Company’s Right of First Refusal shall inure to the benefit of its successors and assigns and shall be binding upon any transferee of the Shares, other than a transferee acquiring Shares in a transaction with respect to which the Company failed to exercise its Right of First Refusal (a “Free Transferee”) or a transferee of a Free Transfer.

(e) Termination of Right of First Refusal. Notwithstanding any other provision of this Section 12, if the Common Stock is listed on any United States securities exchange or traded on any formal over-the-counter market in general use in the United States at the time the Optionee desires to transfer his or her Shares, the Company shall no longer have the Right of First Refusal, and the Optionee shall have no obligation to comply with this Section 12.

13. Exercise of Unvested Options. The Committee may grant any Optionee the Right to exercise any Option prior to the complete vesting of such Option. Without limiting the generality of the foregoing, the Committee may provide that if an Option is exercised prior to having completely vested, the Shares issued upon such exercise shall remain subject to vesting at the same rate as under the Option so exercised and shall be subject to a right, but not an obligation, of repurchase by the Company with respect to all unvested Shares if the Optionee ceases to be an Employee for any reason. For the purposes of facilitating the enforcement of any such right of repurchase, at the request of the Committee, the Optionee shall enter into joint escrow instructions with the Company and deliver every certificate for his or her unvested Shares, together with two “Assignments Separate from Certificate,” duly endorsed in blank by the Optionee and by the Optionee’s spouse, if required for transfer.

14. Adjustments Upon Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of Optioned Shares covered by each outstanding Option, and the number of Shares which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan, and the per share exercise price of each such Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, combination, reclassification, recapitalization, the payment of a stock dividend on the Common Stock or any other increase or decrease in the number of such shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration”. Such adjustment shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

The Committee may, if it so determines in the exercise of its sole discretion, also make provision for proportionately adjusting the number or class of securities covered by any Option, as well as the price to be paid therefor, in the event that the Company effects one or more reorganizations, rights offerings, or other increases or reductions of its outstanding shares of Common Stock, and in the event of the Company being consolidated with or merged into any other corporation.

Unless otherwise determined by the Board, upon the dissolution or liquidation of the Company the Options granted under the Plan shall terminate and thereupon become null and void. Upon any merger or consolidation, if the Company is not the surviving corporation, or if the Company is the surviving corporation in a “triangular merger” transaction with a subsidiary of a “parent corporation” (as such term is defined and used in Section 175 and Section 1 101 of the California General Corporation Law), the Options granted under the Plan shall either by assumed by the new entity or the parent corporation, or shall terminate in accordance with the provisions of the preceding sentence.

15. Time of Granting Options. Unless otherwise specified by the Committee, the date of grant of an Option under the Plan shall be the Grant Date. Notice of the determination shall be given to each Optionee to whom an Option is so granted within a reasonable time after the date of such grant.

16. Amendment and Termination of the Plan. The Board may amend or terminate the Plan from time to time in such respects as the Board may deem advisable.

17. Conditions Upon Issuance of Shares. Shares shall not be issued with respect to an Option granted under the Plan unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

18. Reservation of Shares. During the term of this Plan the Company will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the nonissuance or sale of such Shares as to which such requisite authority shall not have been obtained.

19. Information to Optionee. During the term of any Option granted under the Plan, the Company shall provide or otherwise make available to each Optionee a copy of its annual financial statement and any other financial information provided to its shareholders in accordance with the provisions of the Company’s Bylaws and applicable law.

20. Option Agreement. Options granted under the Plan shall be evidenced by Option Agreements.

21. Shareholder Approval. The Plan shall be subject to approval by the shareholders of the Company within twelve (12) months before or after the Plan is adopted by the Board. Except as provided otherwise in Section 3 any amendments to the Plan requiring shareholder approval must be approved by the affirmative vote of the holders of a majority of the outstanding shares of voting stock present or represented and entitled to vote at a duly held meeting at which a quorum is present, or by the written consent of the shareholders in the manner provided by California law.

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